Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bank of America Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	56-0906609
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Bank of America Corporate Center 100 North Tryon Street Charlotte, North Carolina	28255 (Zip Code)
(Address of Principal Executive Offices)

Bank of America Corporation Key Associate Stock Plan

(Full Title of the Plan)

TIMOTHY J. MAYOPOULOS, ESQ.

General Counsel

Bank of America Corporation

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

(Name and Address of Agent for Service)

1.800.299.2265

(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock	141,600,000 shares	$45.68	$6,468,288,000	$761,318

(1)	Determined on the basis of the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on December 17, 2004 in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act.

STATEMENT UNDER GENERAL INSTRUCTION E

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the Bank of America Corporation Key Associate Stock Plan is effective. Accordingly, pursuant to General Instruction E to Form S-8, Bank of America Corporation (the “Registrant”) hereby incorporates by reference herein the contents of such Registration Statement on Form S-8 (Registration No. 333-102043) and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this Registration Statement.

As permitted by Rule 429 under the Securities Act, the prospectus related to this Registration Statement also covers securities registered under Registration No. 333-102043.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been heretofore filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003;

(b) The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004, and September 30, 2004, and Current Reports on Form 8-K filed since January 1, 2004; and

(c) The description of the Registrant’s Common Stock contained in its registration statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description, including the Registrant’s Current Report on Form 8-K filed March 30, 2004.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effectiveness of this Registration Statement and prior to the filing of a post-effective amendment hereto that either indicates that all securities offered hereby have been sold or deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. The Registrant has not restated its Annual Report on Form 10-K for the year ended December 31, 2003 or its Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 to reflect the restated segment presentation within the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2004 and September 30, 2004.

The Registrant will provide without charge to each participant in the Bank of America Corporation Key Associate Stock Plan, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be addressed to: Bank of America Management Stock Plans, NC1-007-21-02, 100 North Tryon Street, Charlotte, North Carolina 28255. To obtain information by telephone, participants should call Bank of America Executive Compensation at 704.387.0896.

Item 8. Exhibits.

The following exhibits are filed with or incorporated by reference in this Registration Statement.

Exhibit No.	Description of Exhibit
5.1	Opinion of Jacqueline Jarvis Jones, Esq., Associate General Counsel of the Registrant, as to the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Jacqueline Jarvis Jones, Esq., Associate General Counsel of the Registrant (included in Exhibit 5.1).

24.1	Power of Attorney and Certified Resolution.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on December 21, 2004.

BANK OF AMERICA CORPORATION

By:	*/s/ Kenneth D. Lewis
Kenneth D. Lewis
President and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*/s/ Kenneth D. Lewis	President, Chief Executive Officer and Director (Principal Executive Officer)	December 21, 2004
Kenneth D. Lewis

/s/ Marc D. Oken	Chief Financial Officer (Principal Financial Officer)	December 21, 2004
Marc D. Oken

/s/ Neil Cotty	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 21, 2004
Neil Cotty

	Director	December , 2004
William Barnet, III

*/s/ Charles W. Coker	Director	December 21, 2004
Charles W. Coker

	Director	December , 2004
John T. Collins

	Director	December , 2004
Gary L. Countryman

*/s/ Paul Fulton	Director	December 21, 2004
Paul Fulton

	Chairman and Director	December , 2004
Charles K. Gifford

*/s/ Donald E. Guinn	Director	December 21, 2004
Donald E. Guinn

*/s/ James H. Hance, Jr.	Vice Chairman and Director	December 21, 2004
James H. Hance, Jr.

*/s/ Walter E. Massey	Director	December 21, 2004
Walter E. Massey

	Director	December , 2004
Thomas J. May

*/s/ C. Steven McMillan	Director	December 21, 2004
C. Steven McMillan

*/s/ Patricia E. Mitchell	Director	December 21, 2004
Patricia E. Mitchell

*/s/ Edward L. Romero	Director	December 21, 2004
Edward L. Romero
	Director	December , 2004
Thomas M. Ryan

*/s/ O. Temple Sloan, Jr.	Director	December 21, 2004
O. Temple Sloan, Jr.

*/s/ Meredith R. Spangler	Director	December 21, 2004
Meredith R. Spangler

*/s/ Jackie M. Ward	Director	December 21, 2004
Jackie M. Ward

*By:	/s/ Jacqueline Jarvis Jones
Jacqueline Jarvis Jones
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
5.1	Opinion of Jacqueline Jarvis Jones, Esq., Associate General Counsel of the Registrant, as to the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Jacqueline Jarvis Jones, Esq., Associate General Counsel of the Registrant (included in Exhibit 5.1).

24.1	Power of Attorney and Certified Resolution.